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                                                                     EXHIBIT 5.1

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                              303 Peachtree Street
                             Atlanta, Georgia 30308




                                February 22, 2001

Nextel International, Inc.
10700 Parkridge Boulevard
Suite 600
Reston, Virginia  20191

               Re: Public Offering of up to 69,000,000 shares of Class A Common Stock, par value $.001 per share, of Nextel International, Inc.
                      --------------------------------------------------------

Gentlemen:

               We are acting as counsel for Nextel International, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of an aggregate of up to 69,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $.001 per share, as contemplated in the prospectus (the "Prospectus") forming part of the registration statement on Form S-1 (file no. 333-44060).

               In our capacity as counsel to the Company, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the Shares are duly authorized and, subject to the due approval by the Pricing Committee of the Company's Board of Directors of the offering price for the Shares, the underwriters' fee and the number of Shares to be offered, when issued and delivered by the Company as provided in the Prospectus, will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 (file no. 333-44060) filed by the Company to effect registration of the Shares under the Securities Act of 1933, and to the reference to us under the caption "Validity of Common Stock" in the prospectus constituting a part of such Registration Statement.

                                              Very truly yours,

                                              /s/ JONES, DAY, REAVIS & POGUE